UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2025

Verona Pharma plc

(Exact name of registrant as specified in its charter)

United Kingdom	001-38067	98-1489389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 More London Riverside

London SE1 2RE

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 203 283 4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.05 per share*	VRNA	The Nasdaq Stock Market LLC (Nasdaq Global Market)

* The ordinary shares are represented by American Depositary Shares (each representing 8 ordinary shares), which are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2025 (the “Effective Date”), Verona Pharma, Inc. (the “Borrower”), a wholly-owned subsidiary of Verona Pharma plc (the “Company”), entered into the First Amendment (the “First Amendment”) to that certain Credit Agreement and Guaranty, dated as of May 9, 2024, by and among the Borrower, the Company, Oaktree Fund Administration, LLC, a Delaware limited liability company (“Oaktree”), as administrative agent, and the lenders from time to time party thereto (the “Credit Agreement” and as amended by the First Amendment, the “Amended Credit Agreement”).

The Amendment provides for, among other things: (i) an increase to the commitments under the Tranche C Term Loans (as defined in the Credit Agreement) from $75.0 million to $125.0 million, which was drawn on the Effective Date, (ii) a decrease in the interest rate applicable to all term loans borrowed under the Amended Credit Agreement from 11.00% to 9.70% per annum, with a further step down to 9.35% per annum after the Company has met certain Net Sales (as defined in the Amended Credit Agreement) milestones (and such step down to apply commencing the first day of the applicable fiscal quarter in which the Borrower certifies such condition has been met), and (iii) a $75.0 million basket for a future working capital facility, subject to certain terms and conditions.

The foregoing description of the First Amendment is a summary, and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On March 28, 2025, the Company issued a press release announcing the First Amendment described above and its election to exercise its buy-out option under the RIPSA (as defined below) and as described below. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 8.01.	Other Information

On March 25, 2025, the Company exercised its buy-out option under that certain Revenue Interest Purchase and Sale Agreement (the “RIPSA”), dated as of May 9, 2024, by and among the Borrower, the Company, Oaktree, as administrative agent and certain funds managed by each of Oaktree Capital Management, L.P. and OCM Life Sciences Portfolio (the “Purchasers”). In connection with the exercise of the buy-out option, each Purchaser agreed to reduce the MOIC (as defined in the RIPSA) required for such buy-out option from 1.20x to 1.17x.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	First Amendment to Credit Agreement and Guaranty, dated as of March 27, 2025, by and among the Company, Verona Pharma, Inc., Oaktree Fund Administration, LLC, as administrative agent, and the lenders party thereto.

99.1*	Press Release, dated March 28, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

†	Portions of this exhibit (indicated by brackets and asterisks) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Schedules and exhibits have been omitted pursuant to Item 601(a)(5). The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONA PHARMA PLC

Date: March 28, 2025	By:	/s/ David Zaccardelli, Pharm. D.
	Name:	David Zaccardelli, Pharm. D.
	Title:	President and Chief Executive Officer